UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):    November 17, 2000


                           BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)



           TEXAS                     1-10560                  74-2211011
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)            File Number)            Identification No.)



      3000 TECHNOLOGY DRIVE, ANGLETON, TEXAS                     77515
        (Address of principal executive offices)               (Zip code)


      Registrant's telephone number, including area code:  (979) 849-6550

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ITEM 9.     REGULATION FD DISCLOSURE.

            In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

            Benchmark Electronics, Inc. (the "Company") recently reported, in its Form 10-Q/A for the quarter ended September 30, 2000, that the amount of the obsolescence reserve relating to its raw materials inventory at quarter end had decreased to approximately $18 million from approximately $20 million at December 31, 1999. Questions have arisen from analysts and others concerning this decrease, and the Company is furnishing the following information in response to those questions.

            The decrease in the amount of the obsolescence reserve from December 31, 1999 to September 30, 2000 was primarily attributable to the disposition of the inventory held by the Company in Sweden. This inventory was disposed of as part of the disposition of the Company's Swedish facility. This inventory was disposed of at approximately book value, with no gain or loss being recognized on such disposition.

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                                S I G N A T U R E

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     BENCHMARK ELECTRONICS, INC.



Dated: November 17, 2000                             By: /S/ DONALD E. NIGBOR
                                                             Donald E. Nigbor
                                                             President

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